Exhibit 99.1

PLBY Group Reports Second Quarter 2022
Financial Results

Second Quarter 2022 Revenue Up 31% Year-Over-Year to $65.4 Million

LOS ANGELES – August 9, 2022 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the second quarter ended June 30, 2022.

“The macroenvironment is posing many challenges, however, we are encouraged by continued growth at Playboy and Honey Birdette, along with recent creator success we are seeing on Centerfold,” said PLBY Group’s Chief Executive Officer, Ben Kohn. “As headwinds increased, we pivoted quickly, reducing non-core costs while remaining focused on our long-term plan to build out our ecosystem, leveraging the strength of our Playboy brand.”

Second Quarter 2022 Financial Highlights
•Revenue grew 31% year-over-year, to $65.4 million.
•Direct-to-consumer revenue grew 59% year-over-year, to $44.6 million.
•Licensing revenue was flat year-over-year at $15.9 million.
•Net loss was $8.3 million and adjusted EBITDA loss was $2.6 million.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the second quarter 2022 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars annually in global consumer spending with products and content available in approximately 180 countries. PLBY Group’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$65,414	$49,851	$134,792	$92,531
Costs and expenses
Cost of sales	(28,058)	(23,675)	(56,958)	(42,699)
Selling and administrative expenses	(40,965)	(29,616)	(72,195)	(57,561)
Related party expenses	—	—	—	(250)
Other operating expenses	(2,574)	—	(4,933)	—
Total costs and expenses	(71,597)	(53,291)	(134,086)	(100,510)
Operating (loss) income	(6,183)	(3,440)	706	(7,979)
Nonoperating income (expense):
Interest expense	(4,083)	(2,253)	(8,133)	(5,550)
Loss on extinguishment of debt	—	(1,217)	—	(1,217)
Fair value remeasurement gain	1,754	—	1,754	—
Other (expense) income, net	(317)	(3)	(397)	742
Total nonoperating expense	(2,646)	(3,473)	(6,776)	(6,025)
Loss before income taxes	(8,829)	(6,913)	(6,070)	(14,004)
Benefit (expense) from income taxes	514	(2,003)	3,298	91
Net loss	(8,315)	(8,916)	(2,772)	(13,913)
Net loss attributable to PLBY Group, Inc.	$(8,315)	$(8,916)	$(2,772)	$(13,913)
Net loss per share, basic and diluted	$(0.18)	$(0.24)	$(0.06)	$(0.42)
Weighted-average shares used in computing net loss per share, basic and diluted	46,604,046	36,736,446	46,258,833	33,298,957

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, as described below. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, we typically adjust for nonoperating expenses and income, such as management fees paid to our largest stockholder, merger related bonus payments, non-recurring special projects including the implementation of internal controls, non-cash charges for the remeasurement of the fair value of contingent consideration resulting from our acquisitions, expenses associated with financing activities, acquisition related costs, the expense associated with digital asset impairment, reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations as we transform from a print and digital media business to a commerce centric business.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA:

GAAP Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(8,315)	$(8,916)	$(2,772)	$(13,913)
Adjusted for:
Interest expense	4,083	2,253	8,133	5,550
Loss on extinguishment of debt	—	1,217	—	1,217
(Benefit) expense from income taxes	(514)	2,003	(3,298)	(91)
Depreciation and amortization	2,457	1,034	5,962	1,762
EBITDA	(2,289)	(2,409)	8,025	(5,475)
Adjusted for:
Stock-based compensation	4,747	361	11,286	3,859
Adjustments	1,431	1,460	2,720	7,500
Amortization of inventory step-up	—	2,250	—	2,250
Contingent consideration fair value remeasurement	(8,641)	—	(27,939)	—
Preferred stock fair value remeasurement	(1,754)	—	(1,754)	—
Impairments	3,937	—	6,296	—
Acquisition related costs	—	4,218	—	4,218
Management fees and expenses	—	—	—	250
Adjusted EBITDA	$(2,569)	$5,880	$(1,366)	$12,602